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                                                                   Exhibit 10.11






                         COLLECTIVE BARGAINING AGREEMENT

                                     between

                           SAN FRANCISCO DRYDOCK, INC.

                                     and the

                     METAL TRADES DEPARTMENT OF THE AFL-CIO

                                       the

                   PACIFIC COAST METAL TRADES DISTRICT COUNCIL

                                       the

                         BAY CITIES METAL TRADES COUNCIL

                                     and the

                      INTERNATIONAL UNIONS SIGNATORY HERETO



EFFECTIVE: JULY 1, 2000                               TERMINATING: JUNE 30, 2002
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                                    AGREEMENT
                                       FOR
                              SAN FRANCISCO DRYDOCK
                          JULY 1, 2000 - JUNE 30, 2002
                                TABLE OF CONTENT

ARTICLE                          SUBJECT                                    PAGE

            MISSION STATEMENT AND DECLARATION OF PRINCIPLES....................1

ARTICLE 1.  PARTIES............................................................2

ARTICLE 2.  WARRANTY OF AUTHORITY..............................................2

ARTICLE 3.  COMPLETE AGREEMENT.................................................2

ARTICLE 4.  SCOPE OF AGREEMENT.................................................2

ARTICLE 5.  RECOGNITION........................................................3

ARTICLE 6.  JURISDICTION.......................................................3

ARTICLE 7.  UNION SECURITY.....................................................3

ARTICLE 8.  MANAGEMENT/WORKER/UNION RESPONSIBILITIES...........................4

ARTICLE 9.  BUSINESS REPRESENTATIVES & STEWARDS................................4

ARTICLE 10. SUBCONTRACTING.....................................................5

ARTICLE 11. OUT-OF-YARD, OUT-OF-TOWN WORK AND TRAVEL...........................5

ARTICLE 12. TOOLS..............................................................6

ARTICLE 13. SAFETY.............................................................6

ARTICLE 14. HIRING.............................................................7

ARTICLE 15. SENIORITY..........................................................8

ARTICLE 16. HOURS OF WORK AND SHIFTS..........................................11

ARTICLE 17. OVERTIME..........................................................14

ARTICLE 18. HEALTH, WELFARE AND PENSIONS......................................15

ARTICLE 19. WAGES SCALES AND COMPENSATION.....................................16
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ARTICLE 20. HOLIDAYS..........................................................20

ARTICLE 21. VACATIONS.........................................................23

ARTICLE 22. GRIEVANCES, COMPLAINTS & ARBITRATION..............................24

ARTICLE 23. SUBSTANCE ABUSE PROGRAM...........................................26

ARTICLE 24. STRIKES AND LOCKOUTS BARRED.......................................27

ARTICLE 25. SAVINGS CLAUSE....................................................27

ARTICLE 26. EFFECTIVE DATE AND DURATION OF AGREEMENT..........................27

ARTICLE 27. EVALUATION........................................................28

ARTICLE 28. TRAINING..........................................................28

ARTICLE 29. LABOR MANAGEMENT COMMITTEE........................................30

            SCHEDULE "A"......................................................31

            SCHEDULE "B"......................................................31

            NOTES TO SCHEDULES "A" AND "B"....................................31


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                 MISSION STATEMENT AND DECLARATION OF PRINCIPLES

Our joint mission is to increase market share to sustain profitable union shipyards on the West Coast. We will perform quality work at competitive prices in a timely manner while providing jobs earning family wages and benefits. All work will be performed safely in the most efficient manner with the lowest overall cost.

         Declaration of Principles

         1. Traditional craft jurisdiction will remain intact by guaranteeing the maintenance of historical craft work force percentages in the yard.

         2. Traditional work practices cannot stay the same if we are to survive.

         3. All skills and abilities of all employees will be utilized to perform the available work safely in the most efficient manner.

         4. Safety will be improved to enhance the overall health and viability of the shipyard and its workforce.

         5. Wages will provide rewards based on demonstrated skills and performance, and opportunities will be provided to increase pay through skill upgrading and training.

         6. Market recovery agreements will be utilized where necessary to increase market share and work opportunities.

         7. A wage and benefits package will be designed to retain the shipyard workforce and attract new shipyard workers.

         8. There will be open and frank communication with the workforce. Survival depends on the commitment and the involvement of all parties.

Labor and Management will continue to work together to ensure that the mission is accomplished through the application of these principles.


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ARTICLE 1. PARTIES

                  PARTIES: This Agreement is made and entered into by and between San Francisco Drydock, Inc. (hereinafter referred to as the "Employer") and the Metal Trades Department of the AFL-CIO, the Pacific Coast Metal Trades District Council, the Bay Cities Metal Trades Council and the International Unions signatory hereto, (hereinafter referred to as the "Unions").

ARTICLE 2. WARRANTY OF AUTHORITY

                  WARRANTY OF AUTHORITY: The officials executing this Agreement on behalf of the Employer and the Unions signatory hereto, hereby warrant and guarantee that they have the authority to act for, bind and collectively bargain on behalf of the organizations which they represent.

ARTICLE 3. COMPLETE AGREEMENT

                  COMPLETE AGREEMENT: This Agreement shall constitute the complete Agreement between the parties. There are no other Agreements written or oral.

ARTICLE 4. SCOPE OF AGREEMENT

         4.1 This Agreement shall cover ail production, repair and maintenance employees (hereinafter referred to as the "bargaining unit") in the employ of the Employer signatory hereto, and shall apply to all work and activities of the Employer in connection with the construction, conversion, repair or scrapping of any vessel on the Pacific Coast, including but not limited to, dredges, floating drydocks, offshore drilling vessels, barges, Mobil drilling platforms, platforms and all component parts, plant equipment, and all auxiliary equipment used in conjunction therewith, and other new work as shall be mutually agreed to by the parties.

         4.2 The ship repair industry consists of work on temporary projects that are for a defined and limited period. Historically, both the ship repair industry and the Employer have operated on a project-specific basis, and for this reason employees have been, and continue to be, hired for a limited duration. Therefore, the signatory parties understand and agree that employment is on a project-specific basis.

         4.3 The parties agree to amend the content of this contract by mutual agreement when bidding against non-union shipyards. In order to initiate this process, the Employer shall give written notice of a request to bargain to the Bay Cities Metal Trades Council. The notice shall be followed by a meeting between the Employer and the Bay Cities Metal Trades Council, in order for the Employer to explain its position. Thereafter, the Employer shall give written notice of a request to bargain to the Pacific Coast Metal Trades District Council.

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ARTICLE 5. RECOGNITION

         5.1 The Employer recognizes the Unions as set forth in ARTICLE 1. PARTIES and signatories hereto as the sole collective bargaining agents for all of their employees engaged in work covered by ARTICLE 4. SCOPE OF AGREEMENT.

         5.2 The Employer recognizes the IAM & AW as the sole and exclusive representatives as certified by NLRB Case No. 20-RC-1275.

         5.3 This Agreement shall cover all electrical production, repair and maintenance employees within the bargaining unit (as defined in NLRB Case No. 20-RC-2157 dated March 4, 1966). The Employer recognizes the I.B.E.W as the sole and exclusive representative for all employees as defined in the aforementioned NLRB Case.

         5.4 The Employer, pursuant to the decision of the NLRB in Case No. 20-RC-1327, recognizes the Northern California Carpenters Regional Council, and the affiliated Local Union No. 2236 of the United Brotherhood of Carpenters and Joiners of America as the sole and exclusive bargaining agent for all employees who are covered under their jurisdiction.

ARTICLE 6. JURISDICTION

         6.1 Traditional craft jurisdiction shall remain as established between the crafts. Issues regarding traditional craft jurisdiction between the unions shall be resolved exclusively through the Metal Trades Department Jurisdictional Policy. However, during the term of this Agreement, jurisdiction and past practices shall be relaxed to allow for all skills and abilities of all employees to be utilized to perform the available work safely in the most efficient manner.

         6.2 Labor and Management shall establish initial percentages of work by craft and monitor these percentages over the course of the Agreement. Craft percentages will be reviewed locally on a semi-annual basis in order to adjust to changing conditions.

ARTICLE 7. UNION SECURITY

         7.1 Employees included in the Bargaining Unit covered by this Agreement who are members of their respective Union as of the effective date of this Agreement, shall as a condition of continued employment maintain their membership in the Union.

         7.2 Employees included in the Bargaining Unit covered by this Agreement who are not members of the respective Union as of the effective date of this Agreement, shall apply for membership in said Union on the thirty-first (31st) day after such


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                  effective date, and all employees who are accepted into
                  membership in the Union shall maintain their membership in the Union as a condition of employment.

         7.3 Employees hired after the effective date of this Agreement, shall apply for membership in the respective Union on the thirty-first (31st) day following the beginning of such employment, and all employees who are accepted into membership in the Union shall maintain their membership in the Union as a condition of employment.

         7.4 The Employer shall, upon written request of the Local Union, suspend any employee within two (2) working days after receipt of such notice, who fails to tender the periodic dues and initiation fees uniformly required by the Union. Thereafter, the Employer shall, upon written request of the Local Union, terminate such employee within two (2) working days after receipt of such notice, who fails to tender the periodic dues and initiation fees uniformly required by the Union as a condition of acquiring or retaining membership in good-standing in the Union.

ARTICLE 8. MANAGEMENT/WORKER/UNION RESPONSIBILITIES

         8.1 MANAGEMENT RESPONSIBILITIES: To provide a safe and efficient working environment, expand work opportunities for the yard, to train workers, and to cooperate with workers and the Unions to continuously improve shipyard operations.

         8.2 WORKERS RESPONSIBILITIES: To provide a productive day's work for a day's pay, participate in training to improve and maintain their skills, and to cooperate with management and the Unions to continuously improve shipyard operations.

         8.3 UNION RESPONSIBILITIES: To supply skilled and experienced workers, train workers, recruit new workers, and to cooperate with management to continuously improve shipyard operations.

ARTICLE 9. BUSINESS REPRESENTATIVES & STEWARDS

         9.1 BUSINESS REPRESENTATIVES: Business Representatives of the various Unions shall have access to the shipyard and shipyard shops. Such representatives shall make every effort not to cause employees to neglect their work.

         9.2 SHOP STEWARDS: It is recognized by the Employer that Shop Stewards are desirable for the proper administration of the terms of this Agreement. The Employer also recognizes that it is desirable that the person designated as Steward shall receive his fair share of the work he is qualified to perform. In no event shall the Employer discriminate against a Steward in the matter of overtime, layoffs, or rehires, or discharge him on account of the proper performance of his duties. Twenty-four (24) clock hours advance notice will be given individually to

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                  the Steward if he is to be laid off. The Employer shall make every effort to deliver such notice during regular shift hours. There may be designated by each Union, one (1) Chief Shop Steward on each shift who will be granted super seniority during his respective term of office. Such Chief Shop Steward shall have at least one (1) year of seniority and be qualified to perform the work available. With regard to Unions with multiple seniority lists, the Employer shall make every reasonable effort, as far as practicable, to retain the Chief Shop Steward regardless of his craft for the express purpose of providing Union representation for the remaining employees working under the jurisdiction of such Union.

ARTICLE 10. SUBCONTRACTING

         10.1 While it is the intent of the Employer to have all available work performed by its employees, the Employer retains the right to subcontract work. A permanent committee will be formed consisting of labor and management to investigate how to increase the amount of available work which is performed by the employees of the shipyard.

         10.2 In the event that the Employer subcontracts work within the port and connected navigable waterways, the subcontractor shall pay wages and benefits under this Agreement or monetary equivalents thereof.

         10.3     The Employer will assist in the enforcement of this Article.

ARTICLE 11. OUT-OF-YARD, OUT-OF-TOWN WORK AND TRAVEL

         11.1 OUT-OF-TOWN WORK: Travel time shall be paid for at the applicable rate provided under the contract, up to a maximum eight (8) hours per day. The Company will pay coach class transportation and lodging. Lodging will be of the minimum standard established by the American Automobile Association. An allowance shall be paid by the Employer of thirty-five dollars ($35.00) per day for costs associated with meals.

         11.2 NEARBY OUT-OF-YARD WORK: If employees are required to report to a job site at the beginning of their shift within a radius of forty-five (45) miles from the yard, the Employer will at the request of the employee(s) provide courtesy transportation to such job site on the employee's time.

         11.3     TRIAL TRIPS AND WORK AT SEA:

                  (A) When employees are required to work at sea or are assigned to vessels on trial trips, or vessels anchored offshore, they shall receive regular shift pay, meal and room accommodations when necessary.

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                  (B)      If employees are required to work or stand-by outside
                           of the regular shift hours or on the sixth (6th) or seventh (7th) day of an employee's normal work week and holidays, they shall receive the established overtime rate as defined in ARTICLE 17.

                  (C) When employees are required to work at sea or are assigned to vessels on trial trips, or vessels anchored offshore, they shall be guaranteed a minimum of either (8) hours pay at the straight-time rate for each twenty-four (24) hour period. In addition they shall receive a guaranteed captive pay allowance of thirty-five dollars ($35.00) for each twenty-four
                           (24) hour period.

ARTICLE 12. TOOLS

         12.1 Employees will be furnished tools. They shall use all reasonable care in the use of tools and return them to the custody of the Employer when no longer used. Employees shall have sufficient time, prior to the end of each shift, to put away tools on the Employer's time. Determination of sufficient time shall be at the Employer's discretion, but shall be not less than ten (10) minutes. The Employer has the right to take action against those employees who misuse property supplied to them by the Employer.

         12.2 Inside and Outside Machinist and Sheetmetal workers who supply their own tools shall be compensated at fifteen cents ($0.15) per hour. This will continue for the duration of this Agreement.

                  (A) Seniority employees eligible for tool pay shall retain their tool pay upon rehire.

                  (B) New hires will have their tools checked and reviewed by their craft designated supervisor for tool pay approval.

ARTICLE 13. SAFETY

         13.1 Management, Unions, and Employees are dedicated to the concept that all accidents are preventable. Accordingly, all parties are committed to achieving and sustaining ZERO ACCIDENT TOLERANCE through continuous improvement practices.

         13.2 Employees and Management share responsibility for the prevention of injuries and illness. Management and Company Supervision are required to enforce safety rules and to take corrective actions to eliminate hazardous conditions and practices.

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         13.3     A Labor Management Safety and Health Committee shall be
                  formed. This Committee will be responsible for the formation and continuous revision of a Safety and Health Program for the Employer's facility.

         13.4 On a red tagged, or on all energized circuits of two hundred and seventy-seven (277) volts or over, as a safety measure, two (2) or more Journeymen Electricians must work together, except for testing or replacing fuses or when the electrical system has been locked out and tagged out by qualified personnel.

ARTICLE 14. HIRING

         14.1 When additional employees are required, the Employer will notify the appropriate Local Union twenty-four (24) hours in advance so that the Union may have a reasonable opportunity to refer applicants for employment. If less than twenty-four (24) hours notice is given, the Union will make every reasonable effort to provide the manpower as soon as possible.

         14.2 The Employer may reject applicants referred by the Unions, but will provide in writing, within two (2) working days, the reasons for any rejection. The Employer may discharge any employee for just and sufficient cause. The Employer agrees to notify the appropriate Local Union in writing of any workers not eligible for rehire and the reason(s) for same. In the event that the Union disagrees with the position of the Employer with respect to the appropriateness of the "not eligible for rehire" letter(s) on a former employee or employees, it may submit the matter to the Grievance Procedure, including Arbitration, if the Parties are not able to settle the matter. The "not eligible for rehire" letter(s) sent to the Union will be reviewed quarterly upon the request of the Union. This quarterly review upon request of the Union of the "not eligible for rehire" letter(s) is not subject to the Grievance Procedure.

         14.3 The Unions will not discriminate against non-union workmen in referring workmen to the Employer, and the Employer will not discriminate against Union members in selecting job applicants referred by the Unions.

         14.4 A copy of this ARTICLE 14 shall be posted in the Employer's personnel office and in the Local Union's dispatch office.

         14.5 The Employer may request any former unemployed employee by name and the Unions shall refer such person after compliance with the provisions set forth in ARTICLE 15. SENIORITY. The Employer will provide proof of former employment of such person if requested by the Union and in the case of the I.B.E.W., the Employer may request any unemployed workman by name and the Union shall refer such workman provided such workman has been in the employ of the Employer within the previous thirty (30) days, provided further, that such named workman must have been employed by the Employer for a minimum of thirty

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                  (30) days within the last ninety (90) days immediately
                  preceding termination by the Employer.

         14.6 If the Employer hires employees other than those referred by the Unions, the Employer shall advise the appropriate Local Union within two (2) working days after such person is hired, as to the name, address, social security number, date of hire, classification, and rate of pay of such employee. The same information shall be furnished in writing by the Employer to the appropriate Local Union within forty-eight (48) hours after the termination of such employee.

         14.7 The Unions and Employer agree to hold each of the other Parties signatory hereto harmless from any money damages and penalties assessed against them by any Government Agency or court of law because of any charge of unfair labor practice or act, where such practice or act was approximately or solely caused by any one of the individual Unions or Employer.

         14.8 NON-DISCRIMINATION: The Employer and the Unions agree that there will be no discrimination in employment because of race, creed, color, national origin, age, sex or handicap, as defined by Federal and State Laws. Nor shall there be any discrimination of disabled veterans or veterans of the Vietnam era. In referring to the employees in this Agreement, the masculine gender is used for convenience only, and shall refer to both males and females. Compliance with State and/or Federal Laws shall not be considered discrimination under this sub-section.

ARTICLE 15. SENIORITY

         15.1 For the purpose of layoff and recall, the principle of seniority is hereby established for employees in the bargaining unit, with the exception of the I.B.E.W., and SCHEDULE "B" employees.

         15.2 Seniority shall be established after an employee has worked in an established represented classification for a period of ninety (90) cumulative working days within a six (6) month period. Any employee who acquired seniority prior to the effective date of this Agreement shall retain the seniority date currently assigned. Any non-seniority employee hired or rehired after the effective date of this Agreement shall acquire seniority in accordance with this paragraph. There shall be one (1) yard-wide seniority list for utility workers.

                  FOR EXAMPLE: If any employee starts in January, he has until the end of June to qualify for seniority. If at the end of June he has not qualified for seniority, then the six (6) month period is extended to July, and the month of January is dropped.

         15.3 An employee's seniority under this Article shall be terminated under the following conditions:

                  (A)      If the employee is discharged for cause.

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                  (B)      If the employee quits.

                  (C) If the employee is laid off for lack of work from the Employer's active payroll for a period of one (1) year.

                  (D) If an employee is absent for three (3) or more consecutive work days without notification to the Employer and furnishing no justifiable reason for such absence shall be considered to have voluntarily terminated his employment. Exceptional cases will be handled on their merit. Employees on employer-approved leave of absence or industrial injury shall not be subject to this provision.

                  (E) An employee on employer-approved sick leave or industrial injury at the time of lay-off for lack of work shall be recalled according to his respective seniority recall eligibility, and if still unable to return to work shall be returned to the employer's sick leave or industrial injury status.

                  (F) If an employee fails to report to work at the time specified by the Employer or within forty-eight (48) hours (Saturdays, Sundays and holidays excluded) of an "Official Seniority Recall".

                        1. The Employer will place his recall order with the Union, naming employees eligible to be recalled for such order by Seniority List. The Employer shall at the time of placing such order send the "Official Notice of Recall" to such eligible employee in the manner covered in Item 4. below. Upon receipt of such "Official Notice of Recall" the employee must report for work within forty-eight (48) hours or suffer loss of seniority.

                        2. The Union shall make every reasonable effort to notify the employee by telephone of his recall and time to report to the Employer.

                        3. Employees contacted by the Union shall make every reasonable effort to report to work at the time specified by the Employer.

                        4. A list of those employees not contacted by the Union, and those who inform the Union that they are not answering the recall, shall be given to the Employer within twenty-four (24) hours after the Union receives the recall order.

                                    The Employer shall then notify the employee
                                    (unless "Official Notice of Recall" is sent under Item (1) above) by Certified or Registered letter to the employee's last address on record. The Employer shall notify the Union, in writing, within two (2) working days of receipt of an unacknowledged letter. It is the employee's personal responsibility to maintain a current address

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                                    and telephone number with the Employer and
                                    the Union. Upon receipt of such "Official
                                    Notice of Recall", the employee must report for work within forty-eight (48) hours or suffer loss of seniority. Individual problem cases shall be handled on their merit by the Employer and the Union.

         15.4 Loss of seniority shall not apply to recall for jobs of less than seven (7) working days duration starting on the first day following the placing of the order at the Union Hall for employee(s).

                  (A)      The Employer has the responsibility, under ARTICLE
                           15.3 (F) 1, to call the Union Hall for employees with seniority for jobs regardless of duration.

                  (B) The provision under ARTICLE 15.4 is only to give the right to the employee with seniority to reject a job offer of less than seven (7) days. Further, there is no guarantee of pay for days not worked.

                  (C) The Employer can call employees for more than one (1) job in a seven (7) day period or less.

                  (D) If the job is not completed within the seven (7) working days' duration and needs to be extended from one (1) to three (3) working days beyond the seven
                           (7) day duration, the Employer is not required to call seniority employees who originally rejected the initial call back for that period of time.

         15.5 The Employer shall be entitled to retain Supervisors and classifications above Supervisor paid on an hourly rate without regard to seniority. Supervisors paid on an hourly rate will be laid off and recalled to work according to Journeyman Seniority if he is not working in a supervisory capacity.

         15.6 Seniority shall apply to the classifications of the Craft or Union as set forth in this Agreement, and other such classifications as may be agreed upon by the Employer and the appropriate Union.

         15.7 On layoffs and recalls in any classification or agreed classification, the following factors shall apply:

                  (A) Length of continuous seniority with the Employer in the classification or agreed classification.

                  (B) Demonstrated skill and ability to perform the work to be done in the classification or agreed classification. Where factor (B) is equal between employees to be laid off and recalled, then factor
                           (A) shall prevail.

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         15.8     Employees who are laid off in accordance with ARTICLE 15.7 shall be recalled to work in inverse order of layoff, provided the employee is qualified to perform the work within the classification or agreed classification.

         15.9 Employees promoted to any higher classification or to Supervisor paid on an hourly basis shall continue to accrue seniority in the classification from which they are promoted during the time they serve in such capacity. Employees promoted to jobs outside the bargaining unit shall retain such seniority as they had in the classification from which they were promoted as of the day of the promotion. There will be no seniority accrual while out of the bargaining unit.

         15.10 The Employer shall furnish a current Seniority List on a monthly basis to each appropriate Union. Such Seniority List shall designate foremen or the immediate classifications above leading man and will be posted in the office of the Union(s) and the Employer, and it shall be the responsibility of the employee to review such list as to his individual seniority status.

                  No employee shall have seniority and all its rights and benefits except as follows:

                           a) For the purpose of layoff and recall, seniority shall be effective on the fourteenth (14th) calendar day from the date the employee worked ". . . ninety (90) cumulative working days within a six (6) month period."

                           b) For the purpose of eligibility for the seniority provisions for holiday pay pursuant to ARTICLE 20. HOLIDAYS, eligibility for accrual of vacation pay pursuant to ARTICLE 21. VACATIONS, and eligibility for jury pay pursuant to ARTICLE
                                    19.4. JURY DUTY, seniority shall be
                                    effective on the day after the employee
                                    worked ". . .ninety (90) cumulative working days within a six (6) month period."

         15.11 In addition to employees retained by skill and ability for available work, the Employer may designate key employees on each seniority list at a ratio of 1:10, with a minimum of two
                  (2) and a maximum of four (4) per seniority list. For Unions with multiple Seniority Lists, no more than ten (10) key employees per union will be permitted. Key employees may be retained and recalled out of seniority. The local union and Employer will agree to accommodate retention of additional key employees who have unique qualifications.

ARTICLE 16. HOURS OF WORK AND SHIFTS

         16.1 HOURS OF WORK: Forty (40) hours shall constitute a work week, eight (8) hours a day, five (5) days a week, Monday to through Friday inclusive, starting between the hours of 6:00 A.M. to 8:00 A.M. and ending between the hours of 2:30 P.M. to 4:30 P.M. By mutual agreement between the Employer and the Bay Cities

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
                  Metal Trades Council, starting time may be adjusted within the above-stated times. 16.2 SHIFTS: Shift work shall be permitted in all classifications on the following basis, without restrictions.

                  (A) FIRST SHIFT: An eight and one-half (8-1/2) hour period less thirty (30) minutes for meals on the employee's time, starting between the hours of 6:00 A.M. to 8:00 A.M. and ending between the hours of 2:30 P.M. to 4:30 P.M. Pay for a full shift period shall be a sum equivalent to eight (8) times the employee's regular hourly rate with no shift premium.

                  (B) SECOND SHIFT: An eight and one-half (8-1/2) hour period less thirty (30) minutes for meals on the employee's time, starting between the hours 2:30 P.M. to 4:30 P.M. and ending between the hours of 11:00 P.M. to 1:00 A.M. Pay for a full shift period shall be a sum equivalent to eight (8) times the employee's regular hourly rate plus one dollar ($1.00) for each hour worked.

                  (C) THIRD SHIFT: An eight and one-half (8-1/2) hour period less thirty (30) minutes for meals on the employee's time, starting between the hours of 11:00 P.M. to 1:00 A.M. and ending between the hours of 6:30 A.M. and 8:30 A.M. pay for a full shift shall be a sum equivalent to eight (8) times the employee's regular hourly rate plus one dollar ($1.00) for each hour worked.

                  (D) The signatory Parties recognize that shift work by employees may from time to time create undue hardships necessitating employee requests to change shifts. The Employer agrees that consideration of legitimate requests for shift transfers promotes good employee relations and is a good management policy. Therefore, the Employer agrees to consider all reasonable requests by employees for shift transfers for such reasons as marital problems, schooling, childcare problems, etc. However, the signatory Parties recognize that the assignment of work to employees, including the shift on which employees perform their work, shall be at the sole discretion of the Employer. The Employer agrees that shift placement and shift transfers shall not be done for punitive purposes.

         16.3 In the event operating conditions should require the adaptation or modification of hours apart from the regular shifts outlined under ARTICLE 16.2, the affected Union(s) and the Employer agree to discuss the situation, and if required may modify work hours, providing the terms are mutually acceptable.

         16.4 The regularly established starting time of the day shift shall be recognized as the beginning of the twenty-four (24) hour work day period. When irregular or broken shifts are worked, overtime rates shall apply before the regular starting time and after the regular quitting time on the shift on which the employee is regularly employed, provided the employee has satisfied the provisions of ARTICLE 17.1.

         16.5 Employees transferred from one shift to another, unless relieved from work at least seven and one-half (7-1/2) hours before starting their new shift, shall be paid at the applicable overtime rate for the first such shift worked.

         16.6 No employee shall be transferred from his regular assigned shift to another shift more than once in a work week; however, he may be returned to his regular assigned shift. This shall not apply in an extreme emergency or where there is a shortage of manpower. Any violation of this ARTICLE 16.6 shall entitle the employee to a time and one-half (1-1/2) wage rate for the first such shift worked.

         16.7 STARTING AND QUITTING TIMES: The signatory Parties recognize that for the Employer to be competitive, it is critical that employee maximize their actual working time on the job. It is further recognized that the historical abuse of time at the shift start, lunch breaks, and shift end, constitutes a significant productivity problem that must be corrected in order to maximize employee working time on the job. Therefore, the principle of eight (8) hours pay for eight (8) hours work on the job is hereby established within the following guidelines:

                  (A) When the whistle signaling the start of the shift sounds, all employees shall be at their designated reporting site ready to begin work. Any employee not at the designated reporting site ready to begin work when the shift starts shall not be paid until the employee is at the designated reporting site ready for work. In addition, the employee shall be considered tardy for work and will be subject to discipline pursuant to the Employer's Tardiness Policy.

                  (B) Employees shall remain at their work site performing their assigned work function until the whistle sounds signaling clean-up time prior to lunch. This whistle shall sound five (5) minutes prior to lunch. Any employee who violates this requirement shall be subject to disciplinary action.

                  (C) Employees shall be required, when the whistle sounds signaling the end of the lunch break, to proceed directly to their work site. This means when the lunch period has ended, employees should have already stored, cleaned up or otherwise disposed of their lunch material. Employees who fail to go directly to their work site, or fail to report to their work site in a reasonable time shall be docked accordingly. In addition, the employee shall be considered tardy for work and subject to discipline pursuant to the Employer's Tardiness Policy.

                  (D) Employees shall remain at their work site performing their assigned work function until the whistle sounds signaling clean-up time prior to the end

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
                           of the shift. This whistle shall sound ten (10) minutes prior to the end of the shift. Any employee who violates their requirement shall be subject to disciplinary action.

ARTICLE 17. OVERTIME

         17.1 Overtime shall be paid at the rate of one-and-one-half (1-1/2) times the employee's regular hourly rate of pay as set forth in SCHEDULES "A" AND "B" of this Agreement for all hours worked in excess of eight (8) hours, up to twelve (12) hours, Monday through Friday, and all hours worked on Saturday and Sunday, up to twelve (12) hours. Double the employee's established hourly rate of pay shall be paid for all hours worked in excess of twelve (12) hours on any day and all hours worked on Holidays.

         17.2 Overtime is not mandatory, but if the Employer has an overtime requirement, the Employer has the right to fill that need. If this overtime requirement cannot be met by volunteers, seniority will be asked from the top down. If the requirement is still not met, inverse seniority will be used to meet the need at which point it is mandatory.

         17.3 A lunch period shall be allowed on the Employer's time at the end of a regular shift, if the employees are required to work overtime in excess of two (2) hours. A lunch period shall be allowed on the Employer's time when an employee is required to work more than two (2) hours before his regular shift and continues working into his regular shift thereafter.

         17.4 Employees working overtime shall receive a lunch period of thirty (30) minutes on the Employer's time every four (4) hours.

                  (A) The foregoing shall not apply to the first lunch period on Saturday, Sunday and holidays.

                  (B) An employee required to work during his regular lunch period shall receive the established overtime rate for such lunch period and shall thereafter be allowed a reasonable opportunity to eat his lunch on the Employer's time. This provision shall not apply to drydock crews where at least one (1) hour notice is given prior to the regular lunch period. An employee that is not allowed a reasonable opportunity to eat lunch during his lunch period shall be paid an additional one-half (1/2) hour at the rate applicable to the first working hour immediately following the lunch period.

                  (C) The applicable overtime rate for non-worked lunch periods on the Employer's time shall be time-and-one-half (1-1/2) unless the employee is receiving double time prior to the lunch period. In that case, double time will be the applicable rate.

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
         17.5 Employees required to work overtime past the quitting time of their regular shift, unless relieved from work at least seven-and-one-half (7-1/2) hours before starting to work on their next regular shift, shall be paid time-and-one-half (1-1/2) for such shift.

         17.6 If an employee working on the "first shift" is required to return to work for a full "third shift" within the same twenty-four (24) hour work day period, he shall be paid the applicable overtime rate as if it were a continuation of the "first shift".

                  The twenty-four (24) hour work day period mentioned herein shall be the twenty-four (24) hour period commencing with the starting time of the "first shift". The term "first shift" referred to herein shall be interpreted to mean ARTICLE 16.2
                  (A) of this Agreement.

         17.7 Foremen and immediate supervisors above leading men, leading men and mechanics from other crews, cannot be used to complete a job or work assignment which continues into or requires overtime work. The intent of the Parties signatory to this Agreement is to continue to use foremen or immediate supervisors above leading men, leading men and mechanics already assigned in the completion of the work which extends into an overtime period, except in emergency situations.

ARTICLE 18. HEALTH, WELFARE AND PENSIONS

         18.1 EFFECTIVE JULY 1, 2000, the Employer shall pay four dollars and three cents ($4.03) per hour for all actual hours worked to the applicable jointly administered Trust(s) as allocated by the individual Local Unions. Each Local Union shall mail a copy of that Local Union's allocation of hourly contributions to the Employer and Fund Manager of each jointly administered Trust(s), to which the Local Union is allocating contributions. The twenty-five ($0.25) cents benefit increase negotiated effective July 1, 2000 shall be contributed into the Pacific Coast Shipyards Metal Trades Trust Fund.

         18.2 EFFECTIVE JULY 1, 2001, the Employer shall pay four dollars and eighteen cents ($4.18) per hour for all actual hours worked to the applicable jointly administered Trust(s) as allocated by the individual Local Unions. Each Local Union shall mail a copy of that Local Union's allocation of hourly contributions to the Employer and Fund Manager of each jointly administered Trust(s), to which the Local Union is allocating contributions. The fifteen ($0.15) cents benefit increase negotiated effective July 1, 2001 shall be contributed into the Pacific Coast Shipyards Metal Trades Trust Fund.

         18.3 An individual Local Union may reallocate money from its present employees' wages into an existing Pension and/or Health and Welfare Fringe Benefit Trust(s), by the Pacific Coast Metal Trades District Council serving written notice upon the Employer. The change in allocation for the Trust(s) involved will be effective on the first of the month after receipt of a minimum of thirty
                  (30) days written notice. This reallocation of wages must be uniform for all employees represented by the individual Local Union. On the effective date of wages being reallocated to fringe benefit money, the reallocated wages will thereafter be considered fringe benefit money and not wages for the purpose of any applicable provisions in the Collective Bargaining Agreement and for any applicable Federal and/or State statutory requirements.

         18.4 FAILURE TO MAKE PAYMENTS. Upon failure of the Employer signatory to this Agreement to make any of the payments required by this Article, the Pacific Coast Metal Trades District Council may authorize the Local Unions to undertake economic action against such defaulting Employer to enforce prompt payment, and such action shall not be deemed to be a violation of this Agreement or any of the provisions thereof.

         18.5 It is the joint responsibility of the Employer and the Unions, signatory to this Agreement, to instruct the Trustees of the applicable Pension Plans to take appropriate action to eliminate any unfunded liability that currently exists or unfunded liability that develops during the term of this Agreement as soon as practical.

         18.6 There will be no contributions made to a pension trust on behalf of a trainee until he has completed five hundred (500) hours. Exception shall be made for this article when: a) the Employer is required by a specific Pension Fund to make pension contributions, or b) the Employee is already participating in the Pension Plan.

ARTICLE 19. WAGES SCALES AND COMPENSATION

         19.1 The Employer agrees to pay to its employees, and the Unions agree that their members employed by the Employer will accept the wage scales for the various classifications set forth and contained in SCHEDULES "A" AND "B" of this Agreement.

         19.2 The wage rates established within SCHEDULES "A" AND "B" of this Agreement are minimum rates only, and shall not prohibit the Employer from paying a premium wage rate to any of its employees. Where an employee is receiving a premium wage rate at the time a general increase becomes effective pursuant to SCHEDULES "A" AND "B", such employees shall receive such general increase. The granting of a premium wage rate to any employee and the elimination of such premium wage rate, shall remain the sole prerogative of the Employer. However, this section shall not be used to avoid payment of a negotiated wage increase to premium employees.

         19.3 PAY DAY: Pay day shall be weekly and in no case shall more than one (1) week's pay be held back. Employees shall be paid prior to the end of their assigned shift, exclusive of the lunch period.

                  (A) It is the intent of the Employer, as far as practicable, that in case an employee is laid off, is discharged or voluntarily terminates his employment, he shall receive his full pay upon separation of employment, but in no case later than two (2) working days from the day of separation.

                  (B) It is the intent of the Employer that any error in an employee's paycheck shall be corrected by the Employer within two (2) working days from the time the error was brought to the Employer's attention.

                  (C) The Employer, upon the request of an employee, shall mail the employee's final paycheck to the address stated by the employee, provided that the employee has returned or accounted for all employer-issued property.

                  (D) Second shift employees are to be paid on Thursday each week, and the third shift employees no later than Friday morning.

                  (E) Employees laid off shall be given one-half (1/2) hour's time, prior to the time of layoff, to allow for turning in company tools and equipment, cleaning out lockers, collecting personal belongings, etc. This shall not be interpreted to require, on the part of the Employer, the payment of overtime due to failure to comply with the above.

                  (F) It is the intent of the Employer, as far as practicable, that when an employee is scheduled for a layoff during the weekend, he shall be paid at the time of his layoff through the preceding Friday. If requested, the paycheck for the additional hours worked on the weekend will be mailed to the employee's last known address, provided the employee has fully complied with the provisions of the following paragraph.

                  All employees will be responsible for turning in or accounting for all employer-issued tools and equipment at the time of their layoff. In order to facilitate this when tool room personnel are not available, the Employer will utilize alternative means to collect tools and equipment from employees. These tools and equipment will then be turned into the tool room. Employees that are not allowed to turn in or account for employer-issued tools and equipment at the time of their layoff, shall be paid two (2) hours at the straight time rate to accomplish this process.

         19.4 JURY DUTY: An employee having seniority and on the active payroll, having been regularly employed and required by law to serve as a juror shall upon satisfactory proof to the Employer of such service rendered, be reimbursed by the Employer for his work time lost on the basis of the difference between his straight-time day shift hourly job classification rate and his jury pay (excluding travel allowance), provided, however, such Employer reimbursement shall not be applicable to any period of time during which said employee juror did not perform work for the Employer other than when prevented from doing so solely because of said jury service, and further provided that such Employer reimbursement is, in no event, to be applicable for a period of more than eight (8) hours in a standard work day, nor more than five (5) days in a standard work week.

                  In applying the foregoing, it is understood that if an employee is called for jury service, responds to the call and loses time, but is not accepted for service or serves and is relieved there from by the middle of his work shift, the employee will be reimbursed by the Employer for his work time lost on the basis of the difference between his straight-time day shift hourly job classification rate and his jury pay (excluding travel allowance), provided he reruns to his job immediately, and promptly reports these facts to the Employer, provided further that if an employee works his regular shift in addition to performing jury duty, he shall not be paid by the Employer under the provisions of this Article.

                  (A) For the purpose of jury pay, employees covered under the I.B.E.W. shall be considered to have seniority as defined under ARTICLE 15 of this Agreement.

         19.5 DIRTY WORK: Dirty Work shall be recognized by the Parties as work within the shipyard industry as conditions more dirty, disagreeable, or unpleasant than normal shipyard working conditions.

                  It is the intent of the Parties to limit dirty work pay to situations that are exceptionally dirty, relative to normal shipyard work.

                  The Employer shall provide, at no cost to the employee(s) adequate protective clothing for all employees assigned unusually dirty work.

                  Employees required to work where unusually dirty conditions exist relative to normal shipyard conditions in tanks, bilges, sumps, or under floor plates where oil or water has accumulated, or in boilers, uptakes or stacks, or in machinery spaces where unusually dirty conditions exist, shall be paid at the overtime rate for the entire period so employed, unless adequate protective clothing is provided. The Employer shall determine, in advance, what areas warrant dirty work pay. However, if a dispute arises, a steward, a company representative and a safety representative shall make the determination of dirty work pay prior to work commencing.

                           HUMAN WASTE - Employees required to work in tanks, or break into tanks or related wet or dry systems containing human waste, shall receive one (1) additional hour at straight-time pay for each hour worked, and shall

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
                           continue to receive such penalty pay until they are allowed to shower or clean up. Clean up shall be at the Employer's time and shall be paid at the employee's regular rate of pay for the day.

                           The Employer shall make available, at no cost to the employees, proper preventative care, including, but not limited to gamma globulin shots for hepatitis and other diseases caused by exposure to human waste.

                           MUNITIONS WORK - Employees required to work within the control boundaries of an area that has been declared by the U.S. Navy, in writing, to be a secured area where munitions are being handled, shall be compensated at a rate of one-and-one-half times the prevailing straight-time hourly wage rate. This rate shall only be applicable for actual time exposed to the munitions within the control boundaries.

         19.6 SUPERVISION: General Foremen, Foremen and Leading men in all departments shall be selected, as far as practicable, from their craft with a view to both their mechanical and leadership ability, and will be classified at least at the journeyman level. In addition, the immediate Supervisors above the first level of supervision, when paid on an hourly basis, will be selected as above. Supervisors shall be paid at least one dollar and fifty cents ($1.50) per hour over their regular pay rate under this Agreement.

         19.7 The signatory Parties agree that the job functions of the Leading man and Foremen are key elements in the effective supervision of the workforce. Because of this, the Parties give full support to these Leading men and Foremen being allowed to perform their job functions without outside interference. To that end, the Unions agree they will not in any way interfere or otherwise attempt to influence Leading men either overtly or covertly in the performance of their job functions.

                  Therefore, it is recognized that the job functions of Leading men as members of the Bargaining Unit include, but are not limited to the following:

                  (A)      Lead the workforce.

                  (B) Recommend for consideration by management, promotions, demotions, hires, layoffs, transfers, etc.

                  (C) Initiate lower levels of disciplinary action (verbal warnings only).

                  (D) Identify problem employees to management and bear witness as to the problems identified.

                  (E) Support and enforce the Employer's rules and regulations including those aimed at eliminating production inefficiencies.

                  This provision is not intended to limit any functions or activities that Leadmen have historically performed.

                  Therefore, it is recognized that the supervisory functions of Foremen as members of bargaining unit include, but are not limited to, the following:

                  (A)      Supervise the workforce.

                  (B) Recommend to management promotions, demotions, hires, layoffs, transfers, disciplinary action, etc.

                  (C) Initiate lower levels of disciplinary action (i.e. verbal and written warnings).

                  (D) Identify problem employers to management and bear witness as to the problems identified.

                  (E) Support and enforce the Employer's Rules and Regulations, including those aimed at eliminating production inefficiencies.

                  This provision is not intended to limit any functions or activities that Foremen have historically performed.

         19.8 REPORTING PAY AND MINIMUM PAY: Employees starting a shift or called and start to work after the starting time of a shift, shall receive not less than one-half (1/2) a shift's pay. If an employee continues to work into the second half of the shift, they shall receive clock time thereafter.

                  (A) Employees required to report to work not continuous with their regular assigned shift hours, or on Saturday, Sunday and Holidays, shall receive not less than two (2) hours' pay at the applicable overtime rate.

                  (B) The foregoing shall not apply where an employee is not put to work because of bad weather or breakdown of machinery, except that this shall not be construed to cover failure to have work available.

ARTICLE 20. HOLIDAYS

         20.1     The following shall be fixed, paid Holidays:

                  NEW YEAR'S DAY, PRESIDENT'S DAY, MEMORIAL DAY, INDEPENDENCE DAY, LABOR DAY, THANKSGIVING DAY, THE DAY AFTER THANKSGIVING DAY, CHRISTMAS DAY, THE DAY BEFORE OR THE DAY AFTER CHRISTMAS DAY, THE DAY BEFORE OR THE DAY AFTER NEW YEAR'S DAY

         20.2     The following shall be a floating paid holiday:

                  EMPLOYEE'S BIRTHDAY - Time off can be deferred/floated as mutually agreed between the Employer and the employee to another day within a year with pay. Once the deferred Holiday has been rescheduled (with ten (10) days notice), the re-scheduled Holiday becomes a fixed date for that employee.

         20.3 "SENIORITY EMPLOYEES" HOLIDAY QUALIFYING CONDITIONS: An employee shall receive eight (8) times the employee's regular hourly rate of pay for each of the above fixed or floating Holidays provided:

                  (A) The employee has worked all of the hours required by the Employer on both the regularly scheduled work day prior to and the regularly scheduled work day following the applicable Holiday.

                                      -OR-

                  (B) Being laid-off for "lack of work" within ten (10) regularly scheduled work days before the Holiday, and is recalled to work within ten (10) regularly scheduled work days after the Holiday.

         20.4 "SENIORITY"/"NON-SENIORITY" QUALIFYING CONDITIONS: The employee shall receive Holiday pay in spite of absence on the work day prior to or the work day following such Holiday, where such absence was due to:

                  (A)      Industrial accident

                  (B)      Bonafide illness covered by a Doctor's Certificate

                  (C)      Absence approved by the Employer.

                  See ARTICLE 20.6 for limitation.

         20.5 "NON-SENIORITY" HOLIDAY QUALIFYING CONDITIONS: Employees without seniority will be paid Holiday Pay if they have:

                  (A) been in the continuous employee of the Employer for thirty (30) calendar days immediately prior to each Holiday and;

                  (B) worked the day prior to and the day after the Holiday.

         20.6     CLARIFICATION TO ARTICLES 20.3 (A), 20.4 AND 20.5 (B)

                  Employees will receive Holiday Pay in spite of non-compliance with ARTICLES 20.3 (A), 20.4 and 20.5 (B) above, if:

                  (A) they have been retained on "stand-by status" or "on the hook" by the Employer, or if,

                  (B) They are off due to an industrial accident that occurred sometime during the five (5) regularly scheduled work days prior to the Holiday, or if,

                  (C) they are off due to a bonafide illness covered by a doctor's certificate, or other evidence of illness which occurred sometime during the five (5) regularly scheduled work days prior to the Holiday, or if,

                  (D) they are off for any other absence excused by the Employer, providing the excused absence commenced sometime within the five (5) regularly scheduled work days prior to the Holiday.

         20.7 HOLIDAYS ON SATURDAY OR SUNDAY: If a Holiday set forth above falls on a Saturday, the preceding Friday shall be observed as the Holiday. If a Holiday set forth above falls on a Sunday, the following Monday shall be observed as the Holiday. Existing Holidays whose dates are changed by Congressional Law shall be changed in this Article.

         20.8 HOLIDAY DURING VACATION: When a paid Holiday occurs during an employee's approved Vacation period, the employee shall receive Holiday pay as provided in this Article and is entitled to take another day of Vacation at his discretion, if arrangements to do so are made in advance with the Employer. It is the intention of the Parties that earned Vacation days are not to be forfeited in this situation.

         20.9 WORK ON ANY HOLIDAY: An employee who qualifies for Holiday pay under ARTICLE 20.3, 20.4 AND 20.5, who works on a Holiday listed under ARTICLES 20.1 and 20.2, shall be compensated in accordance with the overtime provisions of this Agreement in addition to such Holiday pay. An employee who does not qualify for Holiday pay, but who works on any such Holiday, shall be compensated in accordance with the overtime provisions of this Agreement as described in ARTICLE 17.

         20.10 TARDINESS AND EARLY LEAVES: Employees' requests for early leaves on the day before the Holiday or tardiness on either the day before or after the Holiday shall be considered on the merits of each individual case and the "Rule of Reasonableness" will apply.

         20.11 LAID OFF: The term laid off shall mean actual written termination by the Employer.

         20.12 "STAND-BY" OR "ON THE HOOK" STATUS: Such employees are not on layoff status, as defined, but requested to stand-by for recall to work, and shall be considered to be an active employee of the Employer during this period.

         20.13 FAILURE TO REPORT: If an employee is scheduled to work on any Holiday and fails to report for work, except where such failure to report is due to one of the reasons listed in
                  ARTICLE 20.3 or 20.4 above, he shall not be entitled to Holiday pay for that Holiday.

ARTICLE 21. VACATIONS

         21.1 All employees covered by this Agreement who have seniority shall receive vacations with pay. For the purpose of vacation pay, employees covered under the I.B.E.W. shall be considered to have seniority in accordance with and as defined in ARTICLE
                  15. of this Agreement.

         21.2 COMPUTATION OF VACATION PAY: Vacation pay shall be computed at the following percentages of the actual hours worked (except as to second and third shifts) multiplied by the employee's established straight-time hourly rate (exclusive of shift premiums) being received by the employee calculated on a daily basis and accumulated until the vacation is paid. Vacation pay will be treated separate from other types of pay and wages for the purpose of withholding taxes except in the case of termination.

                  EFFECTIVE JULY 1, 2000:

                  (A) FIRST YEAR PERIOD: Three (3%) percent as computed above.

                  (B) SECOND YEAR PERIOD: Three and one-half (3-1/2%) percent as computed above.

                  (C) THIRD YEAR PERIOD: Four (4%) percent as computed above.

                  (D) FOURTH YEAR PERIOD: Four and one-half (4-1/2%) percent as computed above.

                  (E) FIFTH YEAR PERIOD: Five (5%) percent as computed above.

                  (F) SIXTEENTH YEAR PERIOD AND THEREAFTER: Seven (7%) percent as computed above.

         21.3 EFFECTIVE JULY 1, 2001 vacation pay for ten (10) years through fifteen (15) years of service will be paid at five and one-half (5-1/2%) percent.

         21.4 To advance from one (1) year period percentage to the next higher percentage, as above provided, an employee is required to accumulate one thousand (1,000) hours or more in the employ of the Employer in any vacation year. Years of

                  Service need not be consecutive regardless of method of termination. Time lost due to industrial accident not to exceed six (6) months shall be credited at the rate of forty
                  (40) hours per week toward the minimum one thousand (1,000) hours advancement requirement as described above.

         21.5 Vacation periods or vacation pay are not cumulative from year to year and the vacation shall be taken at the time mutually agreeable between the Employer and the employee.

         21.6 It is understood and agreed by the signatory Parties that vacation pay accrued shall be paid to qualified employees upon termination, unless requested otherwise by the employee.

ARTICLE 22. GRIEVANCES, COMPLAINTS & ARBITRATION

         22.1     The grievance procedure shall be as follows:

                  STEP 1. VERBAL PROCEDURE

                  No matter shall be considered a grievance until it is first taken up verbally by the employee and/or the Shop Steward with the General Foreman or Support Superintendent who will attempt to settle the matter. If the alleged grievance is not settled within two (2) working days, it shall be reduced to writing and processed directly into STEP 2., at which time it is considered an official grievance and subject to the time limits set forth herein.

                  STEP 2. WRITTEN GRIEVANCE

                  The Shop Steward shall take up the grievance with the General Foreman or Support Superintendent who will attempt to adjust the grievance, and the Employer will render a decision in writing within three (3) working days from the time of its presentation to the General Foreman or Support Superintendent. When an unsatisfactory answer is received, the grievance may be referred to STEP 3. in writing. If the grievance is unanswered at the expiration of three (3) working days, the grievance shall automatically be referred to STEP 3.

                  STEP 3. BUSINESS REPRESENTATIVE AND MANAGEMENT

                  The Business Representative or authorized Union Representative (not a Shop Steward) and a designated representative of the Employer, authorized to handle such matters, shall meet within five (5) working days. The Employer shall render an answer within five (5) working days after such meeting. When an unsatisfactory answer is received, or if the grievance is unanswered within the above time limit, either party may refer the grievance to the Grievance Review Committee. The parties may bypass STEP 4. by mutual agreement and submit the grievance to arbitration. The decision for either submission to the Grievance

                  Review Committee or arbitration must be made in writing within five (5) working days.

                  STEP 4. GRIEVANCE REVIEW COMMITTEE

                  There shall be a Committee known as the Grievance Review Committee comprised of two (2) Employer Representatives and two (2) Union Representatives. The Union and Employer representatives shall be selected by the Unions and the Employer respectively.

                  The Grievance Review Committee shall review the cases presented to it, investigate the circumstances and facts, hear testimony and question witnesses. The decision of the majority of the Grievance Review Committee shall be final and binding on the Employer and the Unions. Such decisions shall be limited to interpretation and application of the express terms of this Agreement and shall not change or add to any of its terms or conditions. All decisions rendered by the Grievance Review Committee shall be without prejudice or precedent value whatsoever to either party. The decision shall be rendered in writing within three (3) days from the time of presentation to the Grievance Review Committee, and shall specify the effective date of the decision.

                  STEP 5. ARBITRATION

                  (A) Upon written request for arbitration of a grievance, the Employer and the Union shall choose a mutually acceptable impartial arbitrator within five (5) working days.

                  (B) In the event that agreement cannot be reached on an impartial arbitrator within the time limit set forth in (A) above, the Federal Mediation and Conciliation Service shall be requested to submit a panel of five
                           (5) established arbitrators from the State of California. Both the Employer and the Union shall have the right to strike two (2) names from the panel. The remaining name on the panel shall automatically become the arbitrator. This selection of the arbitrator shall be made within ten (10) working days after receipt by the parties of the list of arbitrators. The selection of an arbitrator so made will be equally effective as if made directly by the parties hereto.

                  (C) The decision of the arbitrator shall be final and binding on the Employer and the Union. Such decision shall be limited to the interpretation and application of the express terms of this Agreement and shall not change or add to any of its terms and conditions. In his decision, the arbitrator will specify whether or not the decision is retroactive and the effective date thereof.

                  (D) Awards or settlements of grievances may or may not be retroactive as the equities of each case demand, but in no event shall any arbitration award be retroactive beyond thirty (30) calendar days prior to the date on which the grievance was first presented to the Employer, unless agreed to by both parties; provided, however, that this provision shall not have any application to grievances pertaining to the payment of either the fringe benefits provided for in this Agreement or the wage scales for the various classifications set forth in SCHEDULES "A" AND "B" of this Agreement.

         22.2     GENERAL RULES

                  (A) The expenses authorized and incurred by the arbitrator shall be borne equally by the parties.

                  (B) Time limits may be extended by mutual agreement between the parties.

                  (C) In the event the Union, as such, has a grievance, the grievance shall be processed directly into STEP 3.

                  (D) Any complaint, dispute or grievance not brought up, or carried forward to adjustment or arbitration, as provided for in this Article shall, unless the parties otherwise agree, be regarded as waived.

                  (E) All grievances must be filed within five (5) working days from the date the employee, employees or the Union first acquired, or by ordinary observation should have acquired, knowledge of the fact or facts upon which the grievance is based. No employees shall refuse to work or otherwise curtail production or engage in any slowdown or interfere with the Employer's operation because of any complaint, dispute or grievance which he may have.

                  (F) If the Employer has any complaint, dispute or grievance with any Union or any employee covered by this Agreement, the Employer shall likewise avail itself of any or all of the foregoing grievance procedural steps.

ARTICLE 23. SUBSTANCE ABUSE PROGRAM

         23.1 The Parties are committed to a drug and alcohol free workplace. The Parties recognize that substance abuse by an employee performing work can have an adverse effect upon the employee's ability to perform and can expose the employee, fellow employees, the public and the Employer to risk. To minimize this exposure, the following guidelines are developed.

                  (A) Create a work environment free from the effects of employees impaired by the use of alcohol and drugs, through the use of pre-hire, random, and for cause testing.

                  (B) Prohibit the unauthorized possession, use or distribution of alcohol-containing beverages and drugs within the work environment.

                  (C) Provide for an assistance program for employees, whose personal problems affect their ability to perform their duties.

                  (D) Comply with the provisions of the Drug Free Workplace Act of 1988 and the Federal Acquisition Resolution Interim Rule implemented by the Department of Defense.

         23.2 There shall be a Drug and Alcohol Testing Policy, dated January 25, 1999 incorporated and attached hereto as part of this Agreement.

ARTICLE 24. STRIKES AND LOCKOUTS BARRED

         24.1 There shall be no lockouts on the part of the Employer nor shall there be an suspension of work on the part of the employees. This Agreement is a guarantee that for its duration there will be neither strikes nor lockouts, and that all complaints, grievances or disputes arising under its provisions will be settled pursuant to its grievance machinery, ARTICLE 22. "GRIEVANCES, COMPLAINTS & ARBITRATION".

ARTICLE 25. SAVINGS CLAUSE

         25.1 Should any part hereof or any provision herein contained be rendered or declared invalid by reason of any existing or subsequently enacted legislation or by any decree of a court of competent jurisdiction, such invalidation of such part or portion of this Agreement shall not invalidate the remaining portions hereof provided, however, upon such invalidation the Parties agree immediately to meet to negotiate such parts or provisions affected. The remaining parts or provisions shall remain in full force and effect.

ARTICLE 26. EFFECTIVE DATE AND DURATION OF AGREEMENT

         26.1 This Agreement shall become effective July 1, 2000 and shall continue in full force and effect through June 30, 2002, and shall continue thereafter from year to year unless, at least sixty (60) days, but no more than ninety (90) days, prior to the 30th day of June 2002 or the 30th day of June of any subsequent year, either Party shall serve written notice to the other of its desire to amend, modify, or terminate this Agreement.

         26.2 If either Party notified the other as above provided, representatives of the Employer and the Unions shall meet and shall negotiate such proposed changes without unnecessary delay.

         26.3 All existing practices, customs, understandings or local agreements of interpretation, or other local agreements of any nature whatsoever, whether expressly covered by this Agreement or otherwise, will continue in effect unchanged until June 30, 2002, except as specifically modified as provided herein or by mutual agreement between the Parties.

ARTICLE 27. EVALUATION

         27.1 An Evaluation Development Committee will be formed to determine the criteria for pay levels, the methodology for reviewing demonstrated skill and ability of employees at various pay levels agreed to herein.

                  Each employee will be evaluated on a periodic basis as agreed. New employees shall be initially evaluated by Management. The Evaluation Development Committee composition shall be determined by the Labor Management Committee.

         27.2 There shall be Craft Evaluation Boards that will evaluate employees as determined by the Evaluation Development Committee. The Craft Evaluation Boards Composition may include representatives of company supervision and the workforce. Craft Evaluation Boards determinations shall be made in writing and dated.

         27.3 The exclusive right of appeal of any and all decisions of the Craft Evaluation Boards shall be to the Appeals Board. The Appeals Board composition shall be determined by the Labor Management Committee. All appeals shall be made in writing, shall state all the reasons for the appeal. Appeals shall be submitted to the HR Department within five (5) working days of the Craft Evaluation Boards decision on placement. The Appeals Board shall hear the appeal within ten (10) working days of receipt of the written appeal. The exclusive remedy to be granted by the Craft Evaluation Board shall be either: a) to affirm the Review Board decision on placement, or b) to reverse the Review Board decision and grant a different placement. In no event shall back pay be awarded from the time of Craft Evaluation Board placement. All decisions of the Appeals Board shall be final and binding on all parties.

         27.4 Either Management or the employee can request an evaluation of that employee at periodic intervals, as established by the local Labor Management Committee.

ARTICLE 28. TRAINING

         28.1 In order to ensure that an adequate supply of competent, skilled journeymen be available, it is agreed that continuing training programs be established. Each Union at the request of the Employer shall participate in establishing a Joint Labor/Management Training or Apprenticeship Committee (hereafter for this Article called "Committee") for the purpose of establishing and implementing viable marine related training programs for trainees or apprentices and for journeyman upgrade.

         28.2 EFFECTIVE JULY 1, 2000, Employer contributions for training shall cease. Thereafter, any craft training needing funding shall be funded directly by the Employer. The decision to directly fund any craft training shall be at the sole discretion of the Employer.

         28.3 Training money currently exists in the San Francisco Shipyards Training Trust Fund. This is pooled training money without a specific craft designation. No craft training program shall have any specific right to the pooled training money contributed on behalf of employees of a specific craft. Distribution of the training money shall be at the sole discretion of the Trustees based upon the overall industry training needs and the specific financial needs of each training program. No craft training program shall be eligible for training funds unless it has an established Committee. Such Committee shall be established by written agreement and include the make-up and function of the Committee and the general guidelines for implementation of the training program(s). All requests for training funds must be made by the Committee. These requests must provide appropriate documentation and be signed by the Chairman or Co-Chairman.

         28.4 The Employer and the Unions agree to work with the San Francisco Community in development of journeyman upgrade and training programs.

         28.5 Trainees shall be fully productive. The ratio of trainees to journeymen shall be no greater than 1 to 4 for each seniority classification. For the purpose of this provision only, the term journeymen shall be interpreted as all bargaining unit employees within a classification, except the General Foreman. Trainees shall progress through the levels set forth below based on the time specified and skill, ability and experience. Existing mutually agreed upon training programs that have shorter training time frames shall remain in effect until mutually agreed otherwise.

                            Level I   -    60% of Journeyman rate/12 Months
                            Level II  -    70% of Journeyman rate/12 Months
                            Level III -    85% of Journeyman rate/12 Months
                            100% of Journeyman rate will be paid after 36 months

         28.6 The Employer and Unions recognize that the work involved in the ship repair industry entails many non-traditional skills for females. Because of this, the current availability of females with requisite skills in the ship repair industry labor pool is highly restricted. In order to help alleviate this situation, the Employer and the Unions agree to work together to maximize the opportunities provided by training programs implemented pursuant to the provisions of this Article as a means to bring more females into the ship repair industry.

         28.7 In addition, the Employer and the Unions agree to work together to maximize the opportunities for minorities to participate in these training programs.

         28.8 For the purpose of vacation pay, holiday pay and jury pay only, trainees and apprentices will be considered to have seniority in accordance with and as defined in ARTICLE 15.

         28.9 The bargaining parties may choose by mutual agreement to utilize any excess training money in the San Francisco Shipyard Training Trust, after paying for closure of the San Francisco Shipyards Training Center and its training facility located at Pier 70.

ARTICLE 29. LABOR MANAGEMENT COMMITTEE

                  There shall be a Labor Management Committee to oversee the operation of this Agreement.

   -----------------------------------------------------------------------------------------------
                                                         SCHEDULE "A"
   -----------------------------------------------------------------------------------------------
   Level                          Wage         Wage         H&W         H&W       Pen.        Pen.
    No.       Classification      Rate         Rate         Rate        Rate      Rate        Rate
                                  7/1/00      7/1/01      7/1/00      7/1/01     7/1/00     7/1/01
   -----------------------------------------------------------------------------------------------
     1        Utility Worker      $ 9.50      $ 9.75
                                  $14.00      $14.25       $2.53       $2.68      $1.50      $1.50
   -----------------------------------------------------------------------------------------------
     2        Journeyperson       $18.00      $18.50       $2.53       $2.68      $1.50      $1.50
   -----------------------------------------------------------------------------------------------
     3        Craftsperson        $19.50      $20.00       $2.53       $2.68      $1.50      $1.50
   -----------------------------------------------------------------------------------------------
     4        Master
              Craftsperson        $21.00      $21.50       $2.53       $2.68      $1.50      $1.50
   -----------------------------------------------------------------------------------------------


   -----------------------------------------------------------------------------------------------
                                             SCHEDULE "B"
   -----------------------------------------------------------------------------------------------
   Level                           Wage        Wage        H&W         H&W        Pen.       Pen.
    No.       Classification       Rate        Rate        Rate        Rate       Rate       Rate
                                  7/1/00      7/1/01      7/1/00      7/1/01     7/1/00     7/1/01
   -----------------------------------------------------------------------------------------------
       I      Apprentice &
              60% Trainee         $10.80      $11.10       $2.53       $2.68      $1.50      $1.50
   -----------------------------------------------------------------------------------------------
      II      Apprentice &
              70% Trainee         $12.60      $12.95       $2.53       $2.68      $1.50      $1.50
   -----------------------------------------------------------------------------------------------
     III      Apprentice &
              85% Trainee         $15.30      $15.73       $2.53       $2.68      $1.50      $1.50
   -----------------------------------------------------------------------------------------------

NOTES TO SCHEDULES "A" AND "B"

         1. All seniority workers will be given priority over non-seniority workers within the terms of ARTICLE 6 of this Agreement.

         2.       The above rates are minimums only.

         3. Wage and fringe rates listed are subject to individual Local Union allocations per ARTICLE 18.

         4. No more than 30% of the workforce shall be paid at below Journeyman scale. Basis of payment of employees within the Utility Worker range has been developed by the yard Labor Management Committee. (See Utility Worker procedure dated October 6, 1996.)

                  No less than 25% of the workforce shall be paid at the Journeyman level.

                  No less than 30% of the workforce shall be paid at the Craftsman level.

                  No less than 5% of the workforce shall be paid at the Master Craftsmen level.

         5. Apprentice/Trainee rates will continue under the guidelines of existing Apprenticeship/trainee Program Agreements.

                  Laggers, while engaged in the installation or removal of asbestos and fiberglass, shall receive sixty-five ($0.65) cents per hour in addition to their applicable rate of pay.

DRUG AND ALCOHOL TESTING POLICY

         The Company is committed to providing a safe, healthy and productive work place. The Company recognizes that substance abuse by an employee performing work can have an adverse effect upon the employee's ability to perform and can expose the employee, fellow employees, the public and Company to risk. To minimize this exposure, the following guidelines were developed.

         The goals of the Company's Alcohol and Drug Policy are as follows:

         a) Assure employees are fit for duty and able to conduct business in a safe, productive and healthy manner;

         b) Create a work environment free from the effects of employees impaired by the use of alcohol or drugs;

         c) Prohibit the unauthorized possession, use, or distribution of alcohol-containing beverages and drugs within the work environment;

         d) Provide for an assistance program for employees whose personal problems affect their ability to perform their duties;

         e) Comply with the provisions of the Drug-Free Workplace Act of 1988 and the Federal Acquisition Resolution Interim Rule implemented by the Department of Defense; and

         f) Comply with SeaRiver Maritime, Inc. (SRM) contractor drug and alcohol guidelines.

         All employees shall be subject to the following substance abuse requirements:

         A)       PRE-HIRE TESTING

                  It is understood that Drug and Alcohol testing will be part of the pre-hire program. Any applicant who has failed the Employer's pre-hire test is not eligible for hire until such time as they pass the pre-hire test. Any subsequent pre-hire tests will be administered by the Employer and shall be at the applicant's expense.

         B)       FOR CAUSE TESTING

                  All employees shall be subject to alcohol and drug tests for the following reasons:

                  1) Anytime there is suspicion of alcohol or drug use, possession (including paraphernalia) or impairment.

                  2)       Anytime an incident/accident (post incident) occurs.

         Those employees involved in the above circumstances will be immediately ineligible to perform work. An employee shall only be eligible to return to work when the employee is tested and passed all applicable standards, provided the test takes place immediately following the removal of the employee from the work location.

         Employees involved in "for cause" testing shall have the right to have a shop steward present during the investigation and actual alcohol and drug testing process.

         All employees shall be subject to the following substance abuse testing requirements:

         C)       PRE-ACCESS TESTING

                  No employee will be permitted to perform work for SRM unless the employee has passed a pre-access alcohol and drug test within the twelve (12) month period immediately prior to commencing SRM work. Therefore, all employees will be required to be tested for alcohol and drugs once every twelve months.

         D)       FOR CAUSE TESTING

                  All employees while performing SRM work shall be subject to alcohol and drug tests for the following reasons:

                  1) Anytime there is a suspicion of alcohol or drug use, possession (including paraphernalia) or impairment.

                  2) Anytime an incident/accident (post incident) occurs where alcohol or drug use could have been a contributing factor.

                  Those employees involved in the above circumstances will be immediately ineligible to perform SRM work. An employee shall only be eligible to return to SRM work when the employee is tested and passes all applicable SRM testing standards, provided the test takes place immediately following the removal of the employee from SRM work.

                  Employees involved in "for cause testing" shall have the right to have a shop steward present during the investigation and actual alcohol and drug testing process.

                  Reasonable cause exists when direct observation of specific physical, behavioral or performance indicators suggest the probability, or reasonable belief, of use, possession or impairment and is presumed to exist in the event of an incident.

         E)       UNANNOUNCED/RANDOM TESTS

                  All employees are subject to unannounced/random alcohol and drug tests. Employees will be tested at a rate equal to at least 67% of all employees every twelve (12) months.

                  In order to comply with this unannounced/random testing, the Company shall require employees working on an SRM contract to be tested during each ship availability at a rate that if projected for an entire twelve (12) month period is equal to 67% of the employees (i.e., 100 employees working on a one (i) month SRM job - during that period, unannounced tests will be equal to 1/2 x 67% x 100 employees = 6 employees).

                  All selection of employees for the unannounced/random drug testing shall be performed by an independent party.

         F) If an employee refuses to take drug/alcohol test when requested under these guidelines, the employee will be terminated.

         G) All testing shall be conducted by a National Institute of Drug Abuse (NIDA) approved testing laboratory. The detection method that will be used for all alcohol and drug testing will be urinalysis. The protocol to be used in the actual testing shall be as per the attachment.

         H) All alcohol and drug testing shall comply with SRM minimum substance abuse detection levels (see attachment).

         I) Any employee who tests positive shall be subject to the following:

                  1)       Contact the Employer's Employees Assistance Program
                           (EAP) counselor for assessment of the employee's substance abuse problem.

                  2) Sign a "last chance agreement" containing the following provisions:

                           a) Employee must submit to random drug/alcohol testing for a one (1) year period.

                           b) Any refusal to be tested or a positive test shall be cause for employee's termination.

                           c) The employee must comply with the EAP counselor's recommendations for substance abuse treatment. Failure to successfully complete the EAP counselor's recommendation shall be cause for the employee's termination.

         This shall not apply to any employee who fails to pass SRM's minimum substance abuse detection levels, but is under the Department of Transportation minimum substance abuse detection levels.

         J) All test results shall be treated with confidentiality. This means that only those individuals necessary to enforce the above policies shall be informed of the test results.

         K) There shall be established a Labor/Management Alcohol and Drug Testing Committee. This Committee shall be comprised of two
                  (2) Union representatives appointed by the Bay Cities Metal Trades Council and two (2) Employer representatives appointed by the Company. This Committee, acting within the guidelines established hereinabove, shall have the authority to oversee the implementation and ongoing application of the entire alcohol and drug testing program.

         L) The above alcohol and drug testing program is being implemented to satisfy the requirements of SRM and allow the Company to be eligible to bid on their repair contracts. Therefore, it is acknowledged and recognized as a "make work" program. In order to further this "make work" program, the Parties recognize that other customers may in the future require some form of an alcohol and drug testing program. Should this occur, the Parties agree to make whatever modifications to this program are necessary to satisfy the customer(s). No modifications shall exceed the general alcohol and drug testing guidelines and limitations set forth herein without the mutual consent of both Parties.

                                    EXHIBIT I

                    MINIMUM SUBSTANCE ABUSE DETECTION LEVELS

             -     Blood Alcohol Content                 0.04         g/dl
             -     Amphetamines, Methamphetamines        1000         ng/ml
             -     Barbiturates                          300          ng/ml
             -     Benzodiazepines                       300          ng/ml
             -     Cannabinoids/Marijuana                50           ng/ml
             -     *                                     20           ng/ml
             -     Methadone                             300          ng/ml
             -     Methaqualone                          300          ng/ml
             -     Opiates (Codeine, Morphine)           300          ng/ml
             -     Cocaine Metabolite                    300          ng/ml
             -     Phencyclidine                         25           ng/ml

             -     Propoxyphene                          300          ng/ml



         *Personnel at 20 or more ng/ml will be excluded from work on Sea River vessels.

EMPLOYER:                           INTERNATIONAL UNIONS:

San Francisco Drydock, Inc.
P.O. Box 7644                       International Brotherhood of Boilermakers
San Francisco, CA  94120

By:  /s/ D. Carl Hanson             By:  /s/ John A. Yiatts
     ----------------------------        ------------------
Name and Title:  D. Carl Hanson,
President & General Manager
                                    Carpenters International

                                    By:  /s/ Signature Illegible
                                        ----------------------------------------
UNIONS:

The Metal Trades Department of      Electric Workers International
the AFL-CIO

BY:  /s/ Gordon A. Baxter           By:  /s/ Arthur J. Jones
     ----------------------------       ----------------------------------------

The Pacific Coast Metal Trades      Laborers International
District Council

By:  /s/ Richard E. Harden          By:  /s/ Signature Illegible
     ----------------------------       ----------------------------------------

Bay Cities Metal Trades Council     MACHINISTS INTERNATIONAL

By:  /s/ Richard E. Harden          By:  /s/ Brian Severns
     ----------------------------       ----------------------------------------

                                    Operating Engineers International

                                    By:  /s/ Signature Illegible
                                        ----------------------------------------

                                    The Painters International

                                    By:  /s/ Signature Illegible
                                        ----------------------------------------

                                    Sheet Metal Workers International

                                    By:  /s/ Signature Illegible
                                        ----------------------------------------

                                    Teamsters International

                                    By:  /s/ James P. Hoffa
                                        ----------------------------------------

                                    United Association of Plumbers International

                                    By:  /s/ Frank J. Terranova
                                        ----------------------------------------